EXHIBIT 99.1

COMPANY CONTACT:	INVESTOR CONTACTS:

Mark Fischer-Colbrie	Jody Cain (jcain@lhai.com)

Chief Financial Officer	Bruce Voss (bvoss@lhai.com)

Adeza Biomedical Corporation	Lippert/Heilshorn & Associates, Inc.

(408) 745-0975 ext 520	(310) 691-7100

ir@adeza.com
For Immediate Release
ADEZA ANNOUNCES 2006 THIRD QUARTER FINANCIAL RESULTS
Achieves 17th Consecutive Quarter of Profitability on Record Product Sales
Conference Call to Begin at 4:30 p.m. Eastern Time Today
SUNNYVALE, Calif. (November 1, 2006) – Adeza (NASDAQ: ADZA) today announced financial results for the quarter ended September 30, 2006 and updated 2006 financial guidance.
Adeza reported record product sales of $13.5 million for the third quarter of 2006, an increase of 18% from product sales of $11.4 million for the third quarter of 2005. This increase was due primarily to higher sales volume of FullTerm™, The Fetal Fibronectin Test.
Net income for the third quarter of 2006 was $751,000, or diluted earnings per share of $0.04, which included charges of $825,000 for stock-based compensation expense related to SFAS 123R and a tax rate of 59.5%. Net income for the third quarter of 2005 was $2.2 million, or diluted earnings per share of $0.12, which included no stock-based compensation expense related to SFAS 123R and a 5.9% tax rate.
Gross profit for the third quarter of 2006 was $11.5 million, or 85.4%, which included stock-based compensation expense related to SFAS 123R of $39,000. This compares with gross profit of $9.7 million, or 85.1%, for the third quarter of 2005.
Sales and marketing expenses for the third quarter of 2006 were $6.6 million, including stock-based compensation expense related to SFAS 123R of $418,000, compared with $4.6 million for the same quarter in 2005. This increase reflects expansion of the company’s direct sales force and marketing programs. General and administrative expenses for the third quarter of 2006 were $1.8 million, including stock-based compensation expense related to SFAS 123R of $309,000, compared with $2.0 million in the comparable quarter of the prior year. Research and development expenses were $2.5 million for the third quarter of 2006, including stock-based compensation expense related to SFAS 123R of $59,000, compared with $1.6 million in the same quarter of the prior year. This increase was mainly due to product development efforts, including costs related to Gestiva™, Adeza’s drug candidate for the prevention of preterm birth in women with a history of preterm delivery.
Product sales for the first nine months of 2006 totaled $37.3 million, an increase of 18% from $31.7 million for the first nine months of 2005. For the nine months ended September 30, 2006, Adeza reported net income of $1.3 million, or diluted earnings per share of $0.07, which included $2.7 million for stock-based compensation expense due to the adoption of SFAS 123R and a tax rate of 56.0%. This compares with net income of $5.4 million, or diluted earnings per share of $0.31, for the nine months ended September 30, 2005, which included no employee stock-based compensation expense related to SFAS 123R and a 5.5% tax rate.

As of September 30, 2006, Adeza had cash and cash equivalents of $94.2 million, an increase of $4.5 million since December 31, 2005. Stockholders’ equity was $102.0 million and working capital was $101.3 million as of September 30, 2006.
“We see significant market opportunity for FullTerm, the Fetal Fibronectin Test and have initiatives underway to drive growth in both the ‘high risk’ and ‘signs-and-symptoms’ market,” said Emory V. Anderson, president and chief executive officer. “With respect to Gestiva, following the receipt of our approvable letter, we have requested a meeting with the U.S. Food and Drug Administration (FDA) to review the requirements outlined in the letter.”
2006 Financial Guidance
Adeza today updated its guidance for 2006. The company expects revenue to be in the range of $51 million to $53 million. Previous 2006 revenue guidance was in the range of $54 million to $57 million. Adeza is reaffirming its financial guidance that gross margin for 2006 is expected to exceed 80%. The tax rate through September 30, 2006 of 56.0% is expected to remain above the previously announced 48% to 52% guidance range, primarily as a result of accounting for stock-based compensation expense under SFAS 123R.
Conference Call
Adeza’s management will host an investment-community conference call today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results and to answer questions.
Individuals interested in participating in the conference call may do so by dialing (888) 463-4383 for domestic callers, or (706) 634-5615 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering reservation code 9490938.
The live call also will be available via the Internet on the Investor Relations section of the company’s Web site at www.adeza.com. A webcast replay of the call will be available following the conclusion of the call.
About Adeza
Adeza designs, manufactures and markets innovative products for women’s health. Adeza’s initial focus is on reproductive healthcare using its proprietary technologies to predict preterm birth and assess infertility. Adeza’s principal product is a patented diagnostic test, FullTerm, The Fetal Fibronectin Test, which utilizes a single-use, disposable cassette and is analyzed on Adeza’s patented TLiIQ® System. This product is approved by the FDA for use in assessing the risk of preterm birth. Adeza also markets and sells the E-tegrity® Test, an infertility-related test to assess receptivity of the uterus to embryo implantation in women with unexplained infertility. In May 2006, Adeza announced the submission of its New Drug Application (NDA) to the FDA for Gestiva, a long-acting form of a naturally occurring progesterone to prevent preterm birth in women with a history of preterm delivery. On October 23, 2006 Adeza announced that it received an approvable letter from the FDA, subject to the completion of certain animal studies and other conditions. More information is available at www.adeza.com.
Adeza cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements, including for example, statements about forecasts of future revenue and the bases for revenue growth, and the uses of Adeza’s products and potential regulatory approvals. The inclusion of forward-looking statements should not be regarded as a representation by Adeza that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Adeza’s business including, without limitation, risks related to fluctuations in our business and market acceptance of our products, and risks related to obtaining and maintaining government approvals of our products. Further information about these and other risks is included Adeza’s Annual Report on Form 10-K and other periodic and current reports filed by Adeza with the Securities Exchange Commission, which are available from the SEC’s Web site (www.sec.gov), and also available on the Investor Relations section of Adeza’s Web site. All forward-looking statements are qualified in their entirety by this cautionary statement and Adeza undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
[Tables to follow]

ADEZA BIOMEDICAL CORPORATION
CONDENSED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2006	2005	2006	2005
Product sales	$13,471	$11,419	$37,293	$31,663
Cost of product sales	1,961	1,703	5,623	4,559

Gross profit	11,510	9,716	31,670	27,104

Operating costs and expenses:
Sales and marketing	6,581	4,566	20,042	14,078
General and administrative	1,840	1,959	6,302	5,363
Research and development	2,490	1,634	5,763	3,711

Total operating costs and expenses	10,911	8,159	32,107	23,152

Income (loss) from operations	599	1,557	(437)	3,952
Interest income	1,256	729	3,378	1,802

Income before provision for income taxes	1,855	2,286	2,941	5,754
Provision for income taxes	1,104	136	1,647	319

Net income	$751	$2,150	$1,294	$5,435

Net income per share:
Basic	$0.04	$0.13	$0.07	$0.32

Diluted	$0.04	$0.12	$0.07	$0.31

Shares used to compute net income per share:
Basic	17,494	16,991	17,459	16,803

Diluted	18,156	17,931	18,174	17,798

ADEZA BIOMEDICAL CORPORATION
CONDENSED BALANCE SHEETS
(In thousands, except par value)

	September 30,	December 31,
	2006	2005
	(unaudited)	(1)
Assets

Current assets:
Cash and cash equivalents	$94,199	$89,722
Accounts receivable, net	9,470	9,182
Inventories	1,030	849
Prepaid expenses and other current assets	410	292
Current deferred tax asset	4,929	4,929

Total current assets	110,038	104,974

Property and equipment, net	419	348
Noncurrent deferred tax asset	193	193
Intangible assets, net	92	128

Total assets	$110,742	$105,643

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	1,971	$1,994
Accrued compensation	2,061	2,216
Accrued royalties	807	1,427
Other accrued liabilities	1,827	1,246
Taxes payable	2,008	1,322
Deferred revenue	82	33

Total current liabilities	8,756	8,238

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 17,504 and 17,376 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	17	17
Additional paid-in-capital	133,114	132,432
Deferred compensation	—	(2,604)
Accumulated other comprehensive income	1	—
Accumulated deficit	(31,146)	(32,440)

Total stockholders’ equity	101,986	97,405

Total liabilities and stockholders’ equity	$110,742	$105,643

(1)	–	Derived from the December 31, 2005 audited financial statements included in the Annual Report on Form 10-K of Adeza Biomedical Corporation for fiscal year 2005.
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